To the Shareho1ders and Board of Directors
Marina Capital, Incorporated

We have audited the accompanying balance Sheet of Marina Capital, Incorporated, a Utah corporation, as of March 31, 1999 and the related statements of income, retained earnings, and cash flows for the three months then ended. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion an this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Marina Capital, Incorporated as of March 31, 1999, and the results of it operations and its cash flows for the three months then ended in conformity with generally accepted accounting principles.



Davis, James and Chase-Kraaima
Certified Public Accountants

April 26, 1999




                         MARINA CAPITAL, INCORPORATED
                                BALANCE SHEET
                                MARCH 31, 1999


ASSETS

Current Assets
     	Cash-checking			$	  1,832
	Investors Trust				272,467
	Real Estate Trust			    100
	Shupe Williams Trust			 19,000
	Olympeak Trust				 26,000
	Accounts receivable			 15,000
	Deposits				    220

		Total Current Assets			$  334,619

Other Assets
     	Office equipment (Net)			    3,989
     	Snowbasin land				1,122,989
     	Powder Mountain land			  120,000
     	San Pete development			   10,402
     	Shupe Williams building			  190,009

                Total Other Assets			 1,447,389


Total Assets						$1,782,008



LIABILITIES AND STOCKHOLDER'S EQUITY

Current Liabilities
	Accrued interest			$  23,693
	Accounts payable			      918
	Payroll taxes payable			    9,043
	Note payable - Maughan - current	   17,951
	Real Estate Trust Deposits		      100
	Shupe Williams Trust Deposits		   19,000
	Olympeak Trust Deposits			   26,000

		Total Current Liabilities		    96,705


Long Term Liabilities
        Note payable - Maughan			  676,230

           	Total Long Term Liabilities		   676,230

Total Liabilities					   772,935
        Stockholder's Equity
  	Common stock - 30,000,000 shares
	$.001 par value authorized, 3,881,184
	issued (Note 5)				 1,924,674
  	Preferred stock - 5,000,000 shares
	no par value authorized, 84,259 issued	   220,778
	Deficit Accumulated			(1,136,379)

Total Stockholder's Equity				  1,009,073

Total Liabilities and Stockholder's Equity		 $1,782,008






                See accompanying notes and accountants' report.




                         MARINA CAPITAL, INCORPORATED
                              STATEMENT OF INCOME
                  FOR THE THREE MONTHS ENDED MARCH 31, 1999


Revenue
	Commission				  $	   7,975
     	Interest					   1,270

Total Revenue						   9,245

Operating expenses
     	Accounting					   1,182
     	Advertising and promotion			     110
     	Commissions					   3,578
     	Dues and registrations				     716
     	Interest and Bank fees				  14,121
    	Legal						   5,125
    	Office expenses					   5,913
     	Miscellaneous					    1 97
     	Rent						     225
     	Taxes						   5,993
     	Travel and entertainment			   5,406
     	Telephone					   2,013
     	Salaries					  60,075
     	Insurance					   3,588
     	Auto						   6,954
     	Depreciation					     114
     	Abandoned projects				  15,000

Total operating expenses				 130,310

Net loss from operations				(121,065)





                See accompanying notes and accountants' report.


                         MARINA CAPITAL, INCORPORATED

                 STATEMENT OF CHANGES IN STOCKHOLDER'S EQUITY
                  FOR THE THREE MONTHS ENDED MARCH 31, 1999


                 	COMMON     PREFERRED   ACCUMULATED
                 	STOCK        STOCK       DEFICIT

Balance  1-1-99		$1,767,969  $220,778	$(1,015,314)

Stock Issued		136,685	       --	   (121,065)

Balance 3-31-99		$1,924,674  $220,778	$(1,136,379)







                See accompanying notes and accountants' report.


                         MARINA CAPITAL, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1999


NOTE 1 - SIGNIFICANT ACCOUNTING POLICIES

A.   Nature of Business

The company was incorporated in Utah on March 5, 1996. The purpose of the company is to invest in and develop various real estate and other business opportunities. The company has several projects in various stages of development.

B.   Income Taxes

The company elected subchapter-S status at inception. This election has been terminated as of January 1, 1997. There are no tax liabilities at this time, as the company has loss carryovers of $807,936.

C.   Accounting Methods

The company uses the accrual method of accounting. Development and organization costs are capitalized and amortized or expensed according to generally accepted accounting principles.

D.   Use of Estimates

The preparation of financial statement5 in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect certain reported amounts and disclosures. Accordingly, actual results could differ from these estimates.

NOTE 2 - RELATED PARTY TRANSACTIONS

The Company was organized by Richard V. Murray and Larry R. Walker. Salaries and expense allowance totaling $50,000 have been paid to these individuals. They are currently working to develop the company with compensation of $6,250 each month.

NOTE 3 - TRUST ACCOUNTS

The company has four trust accounts maintained at the Bank of Utah. The Investor's Trust Account is where new investor moneys are deposited. Stock is issued to investors. The Real Estate Trust account holds deposits and proceeds of real estate brokerage transactions. The Shupe Williams Trust holds 19 $1,000 refundable deposits for investors interested in purchasing Condo units. The Olympeak Trust holds money deposited on Olympeak lot sales. A liability account has been set up for all but the investor deposits.



                         MARINA CAPITAL, INCORPORATED

                         NOTES TO FINANCIAL STATEMENTS

                                MARCH 31, 1999


NOTE 4 - NOTES PAYABLE

The company has the following notes outstanding:

			Rate	Current    Long-Term      Total

Maughan Family	(1)    8.25%	 17,951	    676,230       694,181


	1.   Secured by Snowbasin Land - first position

		5 year repayment schedule

		1999		$        17,951
		2000		         19,451
		2001 			656,779
				$  	694,181

NOTE 5 - DEVELOPMENT COSTS

The Company has incurred development costs on various development projects. These costs have been capitalized and will be expended when the related projects are sold or abandoned. Total costs are $343,324.


NOTE 6- SHUPE WILLIAMS BUILDING DEVELOPMENT

Marina Capital, Incorporated has formed two Limited Liability Companies to own and manage the Shupe Williams building project. The Shupe Williams building was purchased by Shupe Williams Plaza, LLC. Shupe Williams Plaza, LLC is 100% owned
by Marina Holding, LLC.   Marina Holding, LLC is 100% owned by Marina Capital,
Incorporated. Neither LLC has any other assets or liabilities other than the Shupe Williams Building.

NOTE 7 - RESTRICTED STOCK

The Company has the following shares of stock outstanding:

                        Restricted      Unrestricted        Total
        Common          3,701,284         179,900         3,881,l84
        Preferred          84,259                -           84,259



                         MARINA CAPITAL, INCORAORATED

                            STATEMENT OF CASH FLOWS
                  FOR THE THREE MONTHS ENDED MARCH 31, 1999


OPERATING ACTIVITIES

Net loss						$(121,065)

 Changes in operation assets and liabilities
     Accounts receivable                                   124,313
     Accounts payable and accrued expenses                   6,502
     Depreciation                                              114

Net cash used in operation activities			   (9,864)

INVESTING ACTIVITIES

Change in other assets					  (38,592)

Net cash used in investing activities			  (38,592)


FINANCING ACTIVITIES

Capital stock                                              136,685

Net cash provided in financing activities                  136,685

Change in cash                                             107,957

Cash at beginning of year                                  166,342
Cash at end of year                                       $274,299

SUPPLEMENTAL DISCLOSURES

Non-cash investing activities- None

Operating activities reflect
         Interest                                          $     0
         Taxes                                             $     0




                See accompanying notes and accountants' report.